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                       FIFTH AMENDMENT TO CREDIT AGREEMENT


            FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of June 30, 1997, among TRANSWORLD HEALTHCARE, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H :


            WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of July 31, 1996 (as in effect on the date hereof, the "Credit Agreement"); and

            WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;


            NOW, THEREFORE, it is agreed:

I.    Amendments and Modifications to Credit Agreement.

      1. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.20 immediately after the existing Section 8.19:

            "Section 8.20. Take-Out Financing. (a) The Borrower shall, on or prior to the Fifth Amendment Effective Date, engage one or more investment banks (collectively, the "Take-Out Banks") satisfactory to the Agent to publicly sell or privately place subordinated debt securities (the "Take-Out Securities") of the Borrower providing net cash proceeds to the Borrower of not less than $100,000,000 to refinance this Agreement.

            (b) The Borrower shall use its best efforts to complete an offering memorandum for use in the placement of the Take-Out Securities by the Take-Out Banks and take any other steps reasonably required to place the Take-Out Securities as expeditiously as reasonably possible.

            (c) Notwithstanding anything to the contrary contained in this
      Section 8.20, no Take-Out Securities shall be issued unless (i) the net cash proceeds
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      received by the Borrower from the sale of the Take-Out Securities are at least $100,000,000 and (ii) after giving effect to the issuance of the Take-Out Securities and the application of the proceeds thereof, the Total Commitment is terminated and all Obligations hereunder paid in full."

      2. Section 9.01 of the Credit Agreement is hereby amended by deleting clause (d) thereof in its entirety and inserting the following new clause (d) in lieu thereof:

            "(d) U.K. Holdings will engage in no business activities (other than the acquisition and ownership of the share capital of Omnicare and Allied) and will not have any significant assets (other than the share capital of Omnicare and Allied) or liabilities (other than those liabilities otherwise permitted by this Agreement)."

      3. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (j) thereof, (ii) deleting the period appearing at the end of clause (k) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (l) immediately following existing clause (k) thereof:

            "(l) the Allied Acquisition shall be permitted so long as (i) no Default or Event of Default is in existence at the time of the consummation thereof or immediately after giving effect thereto, (ii) the aggregate consideration paid in connection therewith shall not exceed $63.0 million, (iii) such acquisition is consummated in accordance with the terms and provisions of the Allied Stock Purchase Documents and all applicable laws, rules and regulations relating thereto, and (iv) the Agent shall have received an opinion of counsel, addressed to the Agent and each of the Banks, from Ashurst Morris Crisp, counsel to U.K. Holdings, which opinion of counsel shall be in form and substance reasonably satisfactory to the Agent and shall cover such matters incident to the Allied Acquisition as the Agent may reasonably request."

      4. The text of Section 9.04(e) is hereby deleted in its entirety and the following new text is inserted in lieu thereof:

            "Indebtedness constituting Intercompany Loans to the extent permitted by Sections 9.05(f), (s) and (t);"

      5. Section 9.05 of the Credit Agreement is hereby amended by (i) deleting the amount "$250,000" in clause (f) thereof and inserting "$1,000,000" in lieu thereof


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and (ii) deleting clause (s) thereof in its entirety and inserting the following new clause (s) in lieu thereof:

            "(s) in connection with the Omnicare Stock Purchase and the Omnicare Acquisition, the Borrower may (x) make an Intercompany Loan to U.K. Holdings and/or capitalize U.K. Holdings with a cash contribution so long as (x) the sum of the aggregate principal amount of such Intercompany Loan (determined without regard to write-downs or write-offs) and cash contribution does not exceed $31,000,000, (y) notwithstanding anything to the contrary contained in this Agreement, such Intercompany Loan is evidenced by an Intercompany Note that will be pledged to the Collateral Agent pursuant to the Pledge Agreement and (z) the aggregate amount of such cash contribution does not exceed 50% of the sum of the aggregate principal amount of such Intercompany Loan (determined without regard to write-offs or write-downs) and cash contribution."

      6. Section 9.05 of the Credit Agreement is hereby further amended by (i) deleting the word "and" appearing at the end of clause (r) thereof, (ii) deleting the period at the end of clause (s) thereof and inserting "; and" in lieu thereof and (iii) inserting the following new clause (t) immediately following existing clause (s) thereof:

            "(t) in connection with the Allied Acquisition, the Borrower may make an Intercompany Loan to U.K. Holdings so long as (x) the sum of the aggregate principal amount of such Intercompany Loan (determined without regard to any write-downs or write-offs) and cash contribution does not exceed $63,000,000, (y) notwithstanding anything to the contrary contained in this Agreement, such Intercompany Loan is evidenced by an Intercompany Note that will be pledged to the Collateral Agent pursuant to the Pledge Agreement and (z) the aggregate amount of such cash contribution does not exceed 50% of the sum of the aggregate principal amount of such Intercompany Loan (determined without regard to write-offs or write-downs) and cash contribution."

      7. Section 9.09 of the Credit Agreement is hereby amended by deleting the amounts "$11,000,000", "$12,000,000", "$13,000,000" and "$14,000,000 appearing therein and inserting the amounts "$17,000,000", "$21,000,000", "$25,000,000"
and "$30,000,000", respectively, in lieu thereof.

      8. Section 9.10 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and inserting in lieu thereof the following table:

            "Period                         Ratio


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      Effective Date to and               1.75 : 1.0
        including July 31, 1998

      August 1, 1998 to and               2.25 : 1.0
        including July 31, 1999

      August 1, 1999 to and               2.75 : 1.0
        including July 31, 2000

      August 1, 2000 and thereafter       3.00 : 1.0"


      9. Section 9.11 of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and inserting in lieu thereof the following table:

            "Period                         Ratio

      Effective Date to and               5.50 : 1.0
        including July 31, 1998

      August 1, 1998 to and               5.00 : 1.0
        including July 31, 1999

      August 1, 1999 to and               4.50 : 1.0
        including July 31, 2000

      August 1, 2000 and thereafter       4.00 : 1.0"

      10. Section 9.12(c) of the Credit Agreement is hereby amended by inserting the words "or the Allied Stock Purchase Documents" immediately after the words "Tender Offer Documents" but before the comma appearing therein.

      11. Section 11 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

            ""Allied" shall mean Allied Medicare Limited, a private limited company organized under the laws of England with registered number 1689856.

            "Allied Acquisition" shall mean the purchase by U.K. Holdings of 100% of the issued share capital of Allied.


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            "Allied Stock Purchase Agreement" shall mean the stock purchase agreement, dated as of July 1, 1997, among Vanessa Rosamund
      Wynn-Griffiths, David Wynn Griffiths and U.K. Holdings, as in effect on the Fifth Amendment Effective Date.

            "Allied Stock Purchase Documents" shall mean the Allied Stock Purchase Agreement and any other agreement entered into in connection with the Allied Stock Purchase, together with any annexes, exhibits or schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Fifth Amendment Effective Date" shall have the meaning provided in the Fifth Amendment, dated as of June 30, 1997, to this Agreement.

            "Take-Out Banks" shall have the meaning provided in Section 8.20.

            "Take-Out Securities" shall have the meaning provided in Section 8.20."

      12. Section 13.12 of the Credit Agreement is hereby amended by (i) deleting the word "or at the end or clause (a)(iv) thereof and inserting in lieu thereof a comma and (ii) inserting at the end of clause (a)(v) the following new clause (vi) immediately prior to the semicolon:

            "or (vi) amend, modify or waive any provision of Section 3.03(d)".



II.   Miscellaneous Provisions.

      1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

            (a) no Default or Event of Default exists as of the Fifth Amendment Effective Date (as defined below), both before and after giving effect to this Amendment; and

            (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the Fifth Amendment Effective Date, both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fifth Amendment Effective Date


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      (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

      2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

      3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

      4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      5. This Amendment shall become effective as of the date (the "Fifth Amendment Effective Date") when the Borrower, each other Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office. The Agent shall promptly notify the Borrower and the Banks in writing of the Fifth Amendment Effective Date.

      6. From and after the Fifth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                            *          *          *


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            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                    TRANSWORLD HEALTHCARE, INC.,
                                      as Borrower


                                          /s/ Wayne Palladino
                                    By______________________________
                                      Title: Chief Financial Officer



                                    BANKERS TRUST COMPANY,
                                      Individually and as Agent


                                           /s/ Gina S. Thompson
                                    By______________________________
                                      Title: Vice President



                                    THE BANK OF NEW YORK


                                          /s/ Vincent P. O'Leary
                                    By______________________________
                                      Title: Senior Vice President
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                                    BANQUE PARIBAS


                                            /s/ David I. Canavan
                                    By_______________________________
                                      Title: Group Vice President


                                            /s/ Judith Kirshner
                                    By_______________________________
                                      Title: Vice President



                                    UNION BANK OF SWITZERLAND,
                                      NEW YORK BRANCH


                                            /s/ Stephen A. Cayer
                                    By_______________________________
                                      Title: Assistant Vice President


                                            /s/ Eduardo Salazar
                                    By_______________________________
                                      Title: Vice President
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                                    FLEET BANK, N.A.


                                           /s/ Robert Isaksen
                                    By_____________________________
                                      Title: Vice President
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Each of the undersigned, each being a Subsidiary Guarantor pursuant to the
Credit Agreement referenced in the foregoing Fifth Amendment and a party to various Security Documents, hereby acknowledges and agrees to the foregoing provisions of the Fifth Amendment.

Acknowledged and
Agreed this 30th day
of June, 1997.


DERMAQUEST, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President



MK DIABETIC SUPPORT
SERVICES, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President

THE PROMPTCARE COMPANIES, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President
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THE PROMPTCARE LUNG CENTER,
INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President



STERI-PHARM, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President

TRANSWORLD HOME HEALTHCARE NURSING DIVISION, INC., as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President



RADAMERICA, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President
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RESPIFLOW, INC.,
  as a Pledgor


       /s/ Wayne Palladino
By_____________________________
  Title: Vice President